SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               October 20, 1999
                Date of Report (Date of earliest event reported)


                         MUNICIPAL MORTGAGE & EQUITY, LLC
             (Exact Name of Registrant as Specified in its Charter)



    Delaware               001-11981                      52-1449733
 (State or Other     (Commission File Number)  (IRS Employer Identification No.)
 Jurisdiction of
  Incorporation)




                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
               (Address of Principal Executive Office) (Zip Code)


                                 (410) 962-8044
              (Registrant's telephone number, including area code)

Item 2. Other Events.

(a) On October 20, 1999 Municipal Mortgage & Equity, LLC ("MuniMae") consummated its acquisition of 100% of the capital stock of Midland Financial Holdings, Inc. ("Midland"), a Florida corporation, from Messrs. Robert Banks, Keith Gloeckl and Ray Mathis, for approximately $45 million, subject to certain post-closing adjustments. Of this amount, approximately $23 million in cash and approximately $12 million in MuniMae common shares was paid at the closing of the transaction, respectively, and $3.33 million in MuniMae common shares is payable annually over a three year period if Midland meets certain performance targets, including an annual contribution to Cash Available for Distribution (CAD) of at least $6.0 million in year one, $6.25 million in year two and $6.5 million in year three. MuniMae funded the $23 million up-front payment from its working capital.

         Midland is a fully integrated real estate investment firm specializing in providing debt and equity capital to the multifamily housing industry, particularly in the area of affordable housing. Since 1977, Midland has originated approximately $2.6 billion in financing for multifamily housing. Midland currently has approximately $225 million of assets, of which 98% represents construction loans, and approximately $217 million of liabilities of which 98% represents Notes Payable. Midland operates primarily in the following related areas:

          o Commercial Mortgage Banking. Midland provides construction and permanent debt financing, mortgage servicing and asset management services to the multifamily housing industry. Midland is a Fannie Mae Deligated Underwriter and Servicer (DUS) lender and a Federal Housing Administration (FHA) approved mortgagee.

         Midland's Portfolio (in 000's)

         Construction Loans Outstanding:
                  Construction loans for own account                   $  85,212
                  Construction loans for which risk is indemnified
                           by a third party*                           $ 136,060
                                                                       ---------
                  Total Construction Loans Outstanding                 $ 221,272
                                                                       =========

         Permanent Loan Servicing Portfolio:
                  Permanent  loans  serviced for FNMA with
                           risk sharing                                $  92,409
                  Permanent loans serviced for FNMA where risk is
                           indemnified by a third party*               $ 168,000
                  Permanent loans serviced which do not have risk      $ 246,305
                                                                       ---------
                  Total Permanent Loans Serviced                       $ 506,714
                                                                       =========

         * The Midland Affordable Housing Group Trust indemnifies Midland for economic risks associated with approximately $136 million of construction loans and approximately $168 million of permanent loans serviced.



          o Equity Syndication and Asset Management. Midland syndicates equity for investment in low income housing tax credits. Midland also syndicates equity and originates debt for investment in student/conventional housing, a unique and growing segment of the multifamily housing industry. Midland currently manages approximately $295 million of such equity.

          o Pension Fund Advisory. Midland Advisory Services, Inc., a registered investment advisor with the Securities and Exchange Commission and a wholly-owned special purpose subsidiary of Midland, provides advisory services to pension funds. Midland currently manages approximately $259 million of pension fund money.

          o Ancillary Businesses - Real Estate Brokerage/Management and Securities Dealer. Midland Realty Investment Corporation, a wholly-owned special purpose subsidiary of Midland, acts as a licensed real estate broker in the states of Florida, Michigan and California. Midland Securities Corporation, a registered broker dealer with the National Association of Securities Dealers and a wholly-owned special purpose subsidiary of Midland, markets syndications of equity for real estate investments and provides securities broker dealer services.

         Midland has over 100 employees. It is headquartered in Clearwater, Florida, and has branch offices in Dallas, Texas, San Francisco,
         California,   Portland,  Oregon  and  Detroit,  Michigan.

         With the consummation of this transaction, the combined companies have approximately $1.7 billion of investments in real estate debt and equity under asset management. The combined companies' portfolio of assets under management is comprised as follows:

          o  $429 million of tax-exempt bonds for its own account, comprised of:
             o  $222 million of participating bonds; and
             o  $207 million of fixed rate bonds;
          o  $113 million of taxable mortgages for its own account; and
          o  $1.15 billion of assets under management for others, comprised of:
             o  $722 million of permanent loans;
             o  $136 million of construction loans; and
             o  $295 million of equity.

         The combined company's property portfolio has:
          o  557 properties
          o  51,926 units
          o  94% occupancy (as of 6/30/99)
          o Geographic diversity - properties located in 45 states, the District of Columbia and the U.S. Virgin Islands

         The combined property portfolio is broken out as follows:

         Own account
          o  101 properties
          o  20,835 units
          o  94% occupancy (as of 6/30/99)
          o Properties located in 22 states, the District of Columbia and the U.S. Virgin Islands

         Managed for others
          o  456 properties
          o  31,091 units
          o  94% occupancy (as of 6/30/99)
          o  Properties located in 44 states

         A copy of MuniMae's press release announcing the consummation of this transactions is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Aquired.
         The financial statements required by this item are not being included in this initial report on Form 8-K MuniMae expects to file the financial statements required by this item not later than 60 days from date of this initial report.

(b)      Pro-Forma Financial Information.

         The pro-forma financial information required by this item is not being included in this initial report on Form 8-K. MuniMae expects to file the pro-forma financial information required by this item not later than 60 days from the date of this initial report.

(c)      Exhibits.

         2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloeckl and Ray F. Mathis, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed October 8, 1999, and incorporated by reference.

         99.1 Press Release of Municipal Mortgage & Equity, LLC, dated
              October 4, 1999, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

        99.2 Press Release of Municipal Mortgage & Equity, LLC, dated October 20, 1999.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MUNICIPAL MORTGAGE & EQUITY, LLC



                                 By:      /s/ Michael L. Falcone
                                          Michael L. Falcone
                                          President and Chief Operating Officer






Date:  November 2, 1999

                                  EXHIBIT INDEX

Exhibit No.                Exhibit

2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks,
                           Keith J. Gloeckl and Ray F. Mathis, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed October 8, 1999, and incorporated by reference.

99.1 Press Release of Municipal Mortgage & Equity, LLC, dated October 4, 1999 filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

99.2                      Press Release of Municipal Mortgage & Equity, LLC,
                           dated October 20, 1999.

PRESS RELEASE                    Contact:          Derek K. Cole
                                                   Director, Investor Relations
FOR IMMEDIATE RELEASE                              (888) 788-3863


             MuniMae Completes Acquisition of the Midland Companies
                 ----------------------------------------------
                 Company Now Manages $1.7 Billion of Multifamily
                      Real Estate Debt & Equity Investments


BALTIMORE, MD, October 20, 1999 -- Municipal Mortgage & Equity, LLC (NYSE: MMA), also known as MuniMae, announced today the closing of its $45 million cash-and-stock acquisition of the Midland Companies ("Midland"), based in Clearwater, Florida. Midland is a privately held Fannie Mae lender that manages construction and permanent loans as well as equity investments on behalf of pension fund investors. Midland also raises equity from corporations for investments in the federal tax credit program.

Having completed this acquisition, MuniMae now manages $1.7 billion of investments in multifamily real estate debt and equity. A portfolio of 557 multifamily housing communities, encompassing 51,926 apartment units in 45 states, the District of Columbia and the U.S. Virgin Islands secures the investments.

MuniMae Chairman and CEO Mark K. Joseph, stated, "We are pleased to complete this transaction which combines two companies into a national multifamily organization with the experience and expanded resources to better serve our clients, challenge our employees and deliver growing tax-exempt distributions to our shareholders. We believe that this better prepares MuniMae to benefit from opportunities we see in the multifamily finance marketplace."

MuniMae originates, services and asset manages investments in multifamily debt and equity totaling $1.7 billion for its own account and for institutional investors. For its own account, MuniMae primarily holds tax-exempt multifamily housing bonds, backed by real estate valued at over $750 million. Of these bonds, over one-half provide for MuniMae to participate in the appreciation of the underlying apartments.

MuniMae is organized as a limited liability company, which makes it exempt from tax at the corporate level and provides the benefit of corporate governance. In addition, the Company passes through to its shareholders primarily tax-exempt dividends that are generated by its municipal bond investments. Dividends to shareholders are declared quarterly and paid in February, May, August and November.

          MUNIMAE: TAX-EXEMPT DIVIDENDS AND GROWTH THROUGH REAL ESTATE
                        www.munimae.com www.gomidland.com